Exhibit 99.1

Contacts:
Investors:	Media:
Risa Fisher	Jennifer Newman
rfisher@hlth.com	jnewman@hlth.com
201-414-2002	212-624-3912
HLTH CORPORATION ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
ELMWOOD PARK, NJ (August 5, 2008) — HLTH Corporation (Nasdaq: HLTH) today announced financial results for the three months ended June 30, 2008.
Martin J. Wygod, Chairman and Acting Chief Executive Officer of HLTH Corporation, said: “We firmly believe that the size and breadth of the overall market opportunity remains unchanged. With its unique set of assets and industry leadership, WebMD is well positioned to capitalize on the shift to online marketing and education to both consumers as well as physicians both here in the U.S. and abroad.”
Consolidated Financial Highlights
Revenue for the second quarter was $89.1 million, an increase of 15% over the prior year. Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) for the second quarter was $14.3 million, an increase of 66% over the prior year. Income from continuing operations for the second quarter was $0.8 million or $0.00 per share, loss from discontinued operations was $3.7 million or $0.02 per share and net loss was $2.9 million or $0.02 per share.
At June 30, 2008, HLTH had approximately $1.4 billion in cash and investments, of which $325 million is attributable to WebMD.
Segment Operating Results
WebMD Online Services segment revenue was $84.6 million for the second quarter compared to $72.9 million in the prior year period, an increase of 16%. Advertising and sponsorship revenue increased 19% to $62.4 million. Private portal licensing revenue increased 10% to $21.9 million. Online Services segment Adjusted EBITDA increased 34% to $18.8 million compared to $14.0 million in the prior year period.
WebMD Publishing and Other Services segment revenue was $4.6 million for the second quarter compared to $4.4 million in the prior year period, an increase of 5%. Publishing and Other Services segment Adjusted EBITDA was $1.0 million compared to $0.86 million in the prior year period.
Discontinued Operations
HLTH’s financial results present the ViPS and Porex businesses as discontinued operations in the current and prior year periods, reflecting the decision to divest these businesses. The sale of the ViPS business was completed on July 22, 2008 for $225 million in cash. WebMD’s offline professional medical reference and textbook publication business is presented as a discontinued operation in the prior year period, reflecting the sale of that business on December 31, 2007.

Discontinued operations during the quarter included the results of operations of ViPS and Porex as well as an additional pre-tax charge of $17 million relating to HLTH’s obligation to advance the legal costs of certain former officers of the Practice Services subsidiary which HLTH sold in 2006. As of June 30, 2008, this accrual totaled $58 million. As previously reported, several insurance carriers who had issued D&O insurance to HLTH have refused to advance these costs and HLTH commenced an action against these carriers to enforce its rights. On July 31, 2008 the Superior Court for the State of Delaware granted HLTH’s motion for partial summary judgment to enforce the duty of such carriers to advance and reimburse these costs.
Merger with WebMD
As previously announced, HLTH and WebMD entered into a definitive merger agreement on February 20, 2008. Completion of the merger is conditioned upon, among other things, approval of the stockholders of both HLTH and WebMD. HLTH and WebMD expect to file a joint preliminary proxy statement/prospectus relating to the merger shortly after the filing of their respective second quarter Form 10-Q filings. Assuming that timely clearance is received from the SEC, HLTH and WebMD expect to be in a position to hold stockholder meetings in October 2008 to seek the necessary stockholder approvals. Those meetings would also be the Annual Meetings for HLTH and WebMD.
Financial Guidance
WebMD reaffirmed its financial guidance for the remainder of 2008 today. HLTH is not providing consolidated financial guidance for 2008 at this time due to its pending merger with WebMD.
Analyst and Investor Conference Call
As previously announced, HLTH and WebMD will host a conference call at 4:45 pm (Eastern) today to discuss their respective second quarter results. Investors can access the call via webcast at www.hlth.com (in the Investor Relations section). A replay of the call will be available at the same web address.
About HLTH
HLTH Corporation (NASDAQ: HLTH) owns approximately 84% of WebMD Health Corp. (NASDAQ: WBMD). WebMD is the leading provider of health information services, serving consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications. HLTH also owns Porex, a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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This press release does not constitute an offer of any securities for sale. In connection with the proposed merger, HLTH and WebMD expect to file, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed transaction. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about HLTH and WebMD and the proposed transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by HLTH and WebMD with the SEC at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.
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All statements contained in this press release and the related analyst and investor conference call, other than statements of historical fact, are forward-looking statements, including those regarding: expectations regarding the market for HLTH’s and WebMD’s investments in auction rate securities (ARS); our guidance on HLTH’s and WebMD’s future financial results and other projections or measures of their future performance; market opportunities and WebMD’s ability to capitalize on them; the benefits expected from new products or services and from other potential sources of additional revenue; the merger transaction between HLTH and WebMD (the “Merger Transaction”); and the potential sale transaction with respect to Porex (the “Potential Sale Transaction”). These statements speak only as of the date of this press release, are based on HLTH’s and WebMD’s current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: changes in the markets for ARS; market acceptance of WebMD’s products and services; WebMD’s relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. In addition, there can be no assurances regarding: whether HLTH and WebMD will be able to complete the Merger Transaction or as to the timing of such transaction; or whether HLTH will be able to complete the Potential Sale Transaction or as to the timing or terms of such transaction. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.
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This press release, and the accompanying tables, include both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as certain non-GAAP financial measures. The tables attached to this press release include reconciliations of these non-GAAP financial measures to GAAP financial measures. In addition, an “Explanation of Non-GAAP Financial Measures” is attached to this press release as Annex A.
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WebMD®, WebMD Health® and POREX® are trademarks of HLTH Corporation or its subsidiaries.
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